UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2013
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA		85605
(Address of principal executive offices)		(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Annual General Meeting

On July 10, 2013, Uranerz Energy Corporation held its annual general meeting of shareholders at the Casper Petroleum Club, 1301 Wilkins Circle, Casper, Wyoming at 9:30 a.m. local time. Shareholders representing 48,093,636 shares or 62% of the shares authorized to vote (77,207,574) were present in person or by proxy, representing a quorum for the purposes of the annual general meeting. The shareholders approved the following:

Proposal #1 – Election of Directors	For	Against	Withheld	Spoiled	Non Vote
The election of the Nominees to the Company’s Board to serve until the Company’s 2014 Annual Meeting of Shareholders or until successors are duly elected and qualified:
Glenn Catchpole	21,162,980	0	718,392	0	26,212,264
Dennis Higgs	20,721,706	0	1,159,666	0	26,212,264
Paul Saxton	21,339,180	0	542,192	0	26,212,264
Gerhard Kirchner	21,192,479	0	688,893	0	26,212,264
Peter Bell	20,971,019	0	910,353	0	26,212,264
Arnold Dyck	21,156,524	0	724,848	0	26,212,264

Proposal #2 –Reconfirmation of the	For	Against	Abstain	Spoiled	Non Vote
Shareholder Rights Plan
To reconfirm the Company’s	17,604,683	4,175,712	100,977	0	26,212,264
Shareholder Rights Plan
Proposal #3 – Ratification of the	For	Against	Abstain	Spoiled	Non Vote
Appointment of the Independent
Registered Public Accounting Firm	44,680,540	438,204	329,892	0	0
To ratify the appointment of Manning Elliott LLP

All Nominees for election to the Company’s Board were elected to the Board and will serve until the Company’s 2014 annual meeting of shareholders or until successors are duly elected and qualified. The proposal to reconfirm the Company’s Shareholder Rights Plan was approved. The proposal to ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2013 fiscal year was approved

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: July 12, 2013	By:	/s/ “Sandra R. MacKay”

Sandra R. MacKay
Senior Vice President, Legal & Corporate Secretary